As filed with the Securities and Exchange Commission on April 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Liberty Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-4891595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2400

Denver, Colorado 80202

(303) 515-2800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Sean Elliott

Vice President and General Counsel

950 17th Street, Suite 2400

Denver, Colorado 80202

(303) 515-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Wisinski, Esq.

Stephen W. Grant Jr., Esq.

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Tel: (214) 651-5000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Liberty Energy Inc.

CLASS A COMMON STOCK

This prospectus relates to the offer and sale from time to time by us and/or one or more selling stockholders identified in any prospectus supplement of shares of our Class A common stock. We or the selling stockholders may sell none, some or all of the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. We or the selling stockholders may also sell the shares of Class A common stock in private sales or through dealers or agents. We or the selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. See “Plan of Distribution.”

Each time that we or the selling stockholders offer Class A common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or a free writing prospectus will contain more specific information about the offering, including the terms, price and amount of the Class A common stock. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell Class A common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

The selling stockholders will be responsible for any commissions due to brokers, dealers or agents for sales they make. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholders.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LBRT.” On April 28, 2022, the last reported sale price of our shares on the NYSE was $17.66 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” on page 2 of this prospectus, as well as those contained in any accompanying prospectus supplement and the documents incorporated by reference herein or therein, for a discussion of factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities described herein or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 29, 2022

Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy Class A common stock in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information in this prospectus or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of any sale of the Class A common stock. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may sell shares of our Class A common stock from time to time and in one or more offerings and the selling stockholders to be named in a supplement to the prospectus may, from time to time, sell shares of Class A common stock in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell Class A common stock, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable.

This prospectus generally describes Liberty Energy Inc. and the Class A common stock that we or any selling stockholder may offer. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated or required by the context, all references in this prospectus to the “Company,” “we,” “us” or “our” refer to Liberty Energy Inc., formerly known as Liberty Oilfield Services Inc., and its consolidated subsidiaries. References in this prospectus to “selling stockholders” refer to any persons or entities to be identified as selling stockholders in a prospectus supplement or otherwise, as described in “Selling Stockholders.” References in this prospectus to “Liberty LLC” refer to Liberty Oilfield Services New HoldCo LLC.

ABOUT LIBERTY ENERGY INC.

Overview

We are a leading integrated oilfield services and technology company focused on providing innovative hydraulic services and related technologies to onshore oil and natural gas exploration and production (“E&P”) companies in North America. We offer customers hydraulic fracturing services, together with complementary services including wireline services, proppant delivery solutions, data analytics, related goods (including our sand mine operations), and technologies that will facilitate lower emission completions, thereby helping our customers reduce their emissions profile.

Our primary locations of operation include the Permian Basin, the Eagle Ford Shale, the Denver-Julesburg Basin, the Williston Basin, the San Juan Basin, the Powder River Basin, the Haynesville Shale, the South Central Oklahoma Oil Province and Sooner Trend Anadarko Canadian Kingfisher, the Marcellus Shale, the Utica Shale, and the Western Canadian Sedimentary Basin, which are among the most active basins in North America.

Principal Executive Offices

Our principal executive offices are located at 950 17th Street, Suite 2400, Denver, Colorado 80202, and our telephone number at that address is (303) 515-2800. Our website address is www.libertyfrac.com. Information contained on our website does not constitute part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of each offering under this prospectus (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022;

•	our Current Report on Form 8-K filed with the SEC on April 21, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 8, 2022; and

•

the description of our Class A common stock, which is contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2021, as we may update that description in any amendment, report or filing from time to time.

These reports contain important information about us, our financial condition and our results of operations.

These documents can be accessed free of charge on our website at www.libertyfrac.com. Information on our website is not incorporated by reference in this prospectus. You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Liberty Energy Inc.

950 17th Street, Suite 2400

Denver, Colorado 80202

Phone: (303) 515-2851

WHERE YOU CAN FIND MORE INFORMATION

Our Class A common stock is listed on the NYSE under the symbol “LBRT.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website at www.libertyfrac.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference in this prospectus, and you should not consider information contained on our website as part of this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s website at www.sec.gov. Our SEC filings are available to the public from commercial document retrieval services and through the SEC’s website at www.sec.gov.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including statements about our growth, including statements about our expected growth from recent acquisitions such as the PropX Acquisition (as defined below) and the OneStim Acquisition (as defined below), expected performance, future operating results, oil and natural gas demand and prices and the outlook for the oil and gas industry, future global economic conditions, the impacts of the novel strain of the coronavirus (“COVID-19”) pandemic, improvements in operating procedures and technology, our business strategy and the business strategies of our customers, in addition to other estimates and beliefs. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We may use the words “estimate,” “outlook,” “project,” position,” “potential,” “likely,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “achievable,” “anticipate,” “may,” “will,” “continue,” “should,” “could” and similar expressions to help identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. We cannot assure you that our assumptions and expectations will prove to be correct. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, including but not limited to the risks described in this prospectus and other filings that we make with the SEC. We undertake no intention or obligation to update or revise any forward-looking statements, except as required by law, whether as a result of new information, future events or otherwise and readers should not rely on the forward-looking statements as representing the Company’s views as of any date subsequent to the date of the filing of this prospectus. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, decline in demand for our services, the cyclical nature and volatility of the oil and natural gas industry, a decline in, or substantial volatility of, crude oil and natural gas commodity prices, environmental risks, regulatory changes, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, the timing of development expenditures and the other risks described under the heading “Risk Factors” in both our Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, which are incorporated by reference in this prospectus.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in the shares of our Class A common stock offered pursuant to this prospectus and the applicable prospectus supplement involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from sales of our Class A common stock for general corporate purposes, which may include, but are not limited to, repayment or refinancing of indebtedness, working capital, capital expenditures, investments and acquisitions. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine. We will not receive any of the proceeds from the sale of shares of our Class A common stock by the selling stockholders.

EXCHANGE OF LIBERTY LLC UNITS AND CLASS B COMMON STOCK

Under the Second Amended and Restated Limited Liability Company Agreement of Liberty LLC (the “Liberty LLC Agreement”), each member of Liberty LLC other than Liberty Energy Inc. (the “Liberty Unit Holders”) has, subject to certain limitations, the right (the “Redemption Right”) to cause Liberty LLC to acquire all or a portion of its units in Liberty LLC (“Liberty LLC Units”) for, at Liberty LLC’s election, (i) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Liberty LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (ii) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, Liberty Energy Inc. (instead of Liberty LLC) will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered Liberty LLC Unit directly from the redeeming Liberty Unit Holder for, at Liberty Energy Inc.’s election, (x) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. In addition, upon a change of control of Liberty Energy Inc., Liberty Energy Inc. has the right to require each Liberty Unit Holder to exercise its Redemption Right with respect to some or all of such unit holder’s Liberty LLC Units. In connection with any redemption of Liberty LLC Units pursuant to the Redemption Right or our Call Right, the corresponding number of shares of our Class B common stock will be cancelled.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 400,000,000 shares of Class A common stock, $0.01 par value per share, 400,000,000 shares of Class B common stock, $0.01 par value per share, and 10,000 shares of preferred stock, $0.01 par value per share.

There were 186,847,433 shares of Class A common stock, 333,353 shares of Class B common stock and no shares of preferred stock issued and outstanding as of April 20, 2022.

The following summary of the capital stock and amended and restated certificate of incorporation and second amended and restated bylaws of Liberty Energy Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our amended and restated articles of incorporation and second amended and restated bylaws for additional information.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors (“Board”) out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.

Class B Common Stock

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The Liberty Unit Holders own one share of Class B common stock for each Liberty LLC Unit that they hold. Accordingly, the Liberty Unit Holders have a number of votes in Liberty Energy Inc. equal to the aggregate number of Liberty LLC Units that they hold.

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of the Company.

Redemption Right. Each member of Liberty LLC has received one share of Class B common stock for each Liberty LLC Unit that it holds. Accordingly, each member of Liberty LLC has a number of votes in the Company equal to the aggregate number of Liberty LLC Units that it holds. Pursuant to the Second Amended and Restated Limited Liability Company Agreement of Liberty LLC, each holder of Liberty LLC Units has, subject to certain limitations, the right to cause Liberty LLC to acquire all or a portion of its Liberty LLC Units, together with an equal number of shares of Class B common stock, for, at Liberty LLC’s election, shares of Class A common stock or cash.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 10,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Second Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, and our amended and restated certificate of incorporation and our second amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:

•	the transaction is approved by the board of directors before the date the interested shareholder attained that status;

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and our second amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests, including those set forth below:

•

requirements for advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders;

•

the ability to authorize undesignated preferred stock which makes it possible for our Board to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	our authorized number of directors may be changed only by resolution of the Board;

•

all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

our amended and restated certificate of incorporation and second amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Class A common stock;

•	special meetings of our stockholders may only be called by the Board, the chief executive officer or the chairman of the Board;

•

our Board is divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any;

•

we renounced any interest in existing and future investments in other entities by, or the business opportunities of, funds affiliated with Riverstone Holdings LLC (“Riverstone”) and its affiliates and they have no obligation to offer us those investments or opportunities; and

•	our second amended and restated bylaws can be amended by the Board.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•

any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our second amended and restated bylaws; or

•

any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

In addition, our second amended and restated bylaws provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Under the Securities Act, federal and state courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation and second amended and restated bylaws related to choice of forum. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our second amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our second amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have also entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights

OneStim Registration Rights Agreement

In connection with the acquisition of the OneStim business (“OneStim”) from subsidiaries of Schlumberger Limited at the end of 2020 (the “OneStim Acquisition”), on December 31, 2020 we entered into an amended and restated registration rights agreement (the “OneStim Registration Rights Agreement”) with Schlumberger Technology Corporation (“Schlumberger”), Schlumberger Canada Limited (“Schlumberger Canada” and, together with Schlumberger, the “Schlumberger Parties”) and each of the other holders identified therein (the “Holders”), pursuant to which, among other things, certain Holders, including affiliates of Riverstone, Schlumberger and Schlumberger Canada (the “Sponsoring Holders”), have customary demand registration rights and we are obligated to prepare and file a registration statement registering the offer and sale of all of Schlumberger and Schlumberger Canada’s shares of Class A common stock. In addition, pursuant to the OneStim Registration Rights Agreement, the Sponsoring Holders have the right to require us, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of Class A common stock by means of an underwritten offering. We are not obligated to effect any underwritten offering unless the dollar amount of the registrable securities of the Sponsoring Holder(s) demanding such underwritten offering to be included therein is reasonably likely to result in gross sale proceeds of at least $25 million. The OneStim Registration Rights Agreement also provides Holders with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

PropX Registration Rights Agreement

In connection with the acquisition of all of the issued and outstanding units of membership interests Proppant Express Investments, LLC and its subsidiaries in October 2021 (the “PropX Acquisition”), we entered into a registration rights agreement on October 26, 2021 with each of the sellers in the PropX Acquisition and certain of their investors (the “PropX Registration Rights Agreement”). Pursuant to the terms of the PropX Registration Rights Agreement, the Holders (as defined therein) have registration rights which, among other things, and subject to certain limitations set forth therein, include one customary demand registration right for certain Holders. We were obligated to prepare and file a prospectus supplement registering the offer and sale of all of the shares of our Class A common stock acquired in the PropX acquisition by the sellers at closing and all of the shares of our Class A common stock issuable upon redemption or conversion of the Liberty LLC Units (the “Transaction Shares”).

In addition, pursuant to the PropX Registration Rights Agreement, the Holders that may exercise demand rights (the “Principal Holders”) have the right to require us, subject to certain limitations set forth therein, to effect a distribution of any or all of their shares of our Class A common stock by means of an underwritten offering. We are not obligated, however, to effect any underwritten offering unless the dollar amount of the registrable securities of the Principal Holder demanding such underwritten offering to be included therein, together will all other participating holders, is reasonably likely to result in gross sale proceeds of at least $20 million. The PropX Registration Rights Agreement also provides Holders with certain customary piggyback registration rights. These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and our right to delay or withdraw a registration statement under certain circumstances.

We must pay certain fees and expenses related to our obligations under the PropX Registration Rights Agreement, except underwriting discounts and commission, if any, which must be paid by the Holders. In addition, the following Transaction Shares will no longer have the foregoing registration rights: (i) any such shares that have been registered and disposed of pursuant to an effective registration statement or otherwise transferred to a person who is not entitled to the registration and other rights thereunder, (ii) any such shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) any such shares that may be sold pursuant to Rule 144 without regard to volume or manner of sale limitations, and (iv) any such shares that cease to be outstanding.

The descriptions above of the registration rights agreements are not complete and are qualified in their entirety to the terms of each respective agreement, copies of which are respectively filed as Exhibits 4.2 and 4.3 hereto.

Stockholders Agreement

In connection with the OneStim Acquisition, we entered into an amended and restated stockholders agreement (the “Stockholders Agreement”) with affiliates of Riverstone, and the Schlumberger Parties. Among other things, Stockholders Agreement provides the right to designate nominees to our Board as follows:

•

so long as the Schlumberger Parties and its affiliates collectively beneficially own at least 20% of the outstanding shares of our common stock, the Schlumberger Parties can designate up to two (2) nominees to our Board; and

•

so long as the Schlumberger Parties and their affiliates collectively beneficially own at least 10% of the outstanding shares of our common stock, the Schlumberger Parties can designate up to one (1) nominee to our Board.

Pursuant to the Stockholders Agreement, the Schlumberger Parties (i) were not permitted for a period of nine months from the closing of the OneStim Acquisition, to transfer or dispose of (or take other analogous actions in accordance with the terms of the agreement) any economic, voting or other rights in or to their issued shares, other than certain permitted transfers and, (ii) will not be permitted for a period of four years from the closing of the OneStim Acquisition, to make any transfer of common stock to any direct competitor of the Company or to any person that is subject to, or by virtue of such transfer would become subject to, the reporting obligations under Schedule 13D under the Exchange Act, with respect to common stock (the “Lock-Up and Transfer Restrictions”).

Pursuant to the Stockholders Agreement, the Schlumberger Parties and their affiliates are subject to customary standstill restrictions in accordance with which such parties will agree not to, among other things, acquire beneficial ownership of any equity securities of the Company or publicly seek or encourage any offer or proposal for a merger or similar transaction involving the Company during the period commencing on the date of the agreement and continuing until the fourth anniversary of the closing of the OneStim Acquisition (the “Standstill”).

Pursuant to the Stockholders Agreement, we will be required to take all necessary actions, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by either the Riverstone affiliates or the Schlumberger Parties. At any time the members of our Board are allocated among separate classes of directors, (i) the directors designated by the Riverstone affiliates pursuant to the amended and restated stockholders agreement will be to the classes as mutually agreed between us and the Riverstone affiliates, and (ii) the directors designated by the Schlumberger Parties pursuant to the amended and restated stockholders agreement will be to the classes as mutually agreed between us and the Schlumberger Parties. The Riverstone affiliates will be entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of such director’s term. The Schlumberger Parties will be entitled to designate the replacement for any of its Board designees whose service terminates prior to the end of such director’s term.

The Stockholders Agreement will terminate with respect to the Schlumberger Parties at the earliest of (a) such time as the Schlumberger Parties no longer beneficially own at least 10% of the outstanding shares of common stock and are no longer subject to the Standstill and the Lock-Up and Transfer Restrictions, (b) such time as the Schlumberger Parties do not beneficially own any shares of common Stock, and (c) the written agreement of the Schlumberger Parties and the Company terminating the agreement. The Stockholders Agreement terminated with respect to Riverstone on March 11, 2022, as a result of Riverstone and its affiliates no longer beneficially owning at least 10% of the outstanding shares of common stock of the Company.

The description above of the Stockholders Agreement is not complete and is qualified in its entirety to the terms of the agreement, a copy of which is filed as Exhibit 4.1 hereto.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “LBRT.”

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of shares of our Class A common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which include, without limitation, qualified pension, profit sharing, and stock bonus plans; plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”); and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice or legal opinion.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in our Class A common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the purchase and holding of shares of our Class A common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the purchase or holding of shares of our Class A common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only shares of our Class A common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be personally subject to penalties and liabilities under ERISA and the Code. The purchase and/or holding of shares of our Class A common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is purchased and is held in accordance with the terms and conditions of an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of our Class A common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

•

the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

•

the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

•

there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing and/or holding shares of our Class A common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of shares of our Class A common stock. Purchasers of shares of our Class A common stock have the exclusive responsibility for ensuring that their purchase and holding of shares of our Class A common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of our Class A common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate generally or for any such Plan.

PLAN OF DISTRIBUTION

We or any of the selling stockholders may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly through one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of our Class A common stock that may be offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Liberty Energy Inc. incorporated by reference in this prospectus, and the effectiveness of Liberty Energy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Prospectus

April 29, 2022

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) payable in connection with the issuance and distribution of the securities registered hereby. The amounts set forth below are estimates.

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Printing and engraving expenses		**
Miscellaneous		**

Total	$	**

*

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

**	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance an distribution of securities cannot be estimated.

Item 15. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our second amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Furthermore, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have also entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

The underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with the offering of any securities pursuant to this prospectus and applicable prospectus supplement.

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Liberty Energy Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

2.1	Master Reorganization Agreement, dated as of January 11, 2018, by and among Liberty Oilfield Services Inc., Liberty Oilfield Services Holdings LLC, Liberty Oilfield Services New HoldCo LLC, and the other parties named therein (1)

2.2	Master Transaction Agreement, dated as of August 31, 2020, by and among Schlumberger Technology Corporation, Schlumberger Canada Limited, Liberty Oilfield Services Holdings LLC, Liberty Canada Operations Inc. and Liberty Oilfield Services Inc. (2)

3.1	Amended and Restated Certificate of Incorporation of Liberty Oilfield Services Inc. (1)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Liberty Energy Inc. (3)

3.3	Second Amended and Restated Bylaws of Liberty Oilfield Services Inc. (3)

4.1	Amended and Restated Stockholders Agreement, dated as of December 31, 2020, by and among Liberty Oilfield Services Inc., Riverstone and the Schlumberger Parties (4)

4.2	Amended and Restated Registration Rights Agreement, dated as of December 31, 2020, by and among Liberty Oilfield Services Inc., the Schlumberger Parties, and the Holders (4)

4.3	Registration Rights Agreement, dated October 26, 2021, by and among Liberty Oilfield Services Inc. and the other parties named therein (5)

5.1**	Opinion of Haynes and Boone, LLP as to the legality of the securities being registered

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1 hereto)

24.1**	Power of Attorney (included on the signature page of this registration statement)

107**	Calculation of Registration Fee Table

(1)	Incorporated by reference to the exhibits to the registrant’s Current Report on Form 8-K, filed on January 18, 2018.
(2)	Incorporated by reference to the exhibits to the registrant’s Current Report on Form 8-K, filed on September 1, 2020.
(3)	Incorporated by reference to the exhibits to the registrant’s Current Report on Form 8-K, filed on April 21, 2022.
(4)	Incorporated by reference to the exhibits to the registrant’s Current Report on Form 8-K, filed on January 4, 2021.
(5)	Incorporated by reference to the exhibits to the registrant’s Quarterly Report on Form 10-Q, filed on October 28, 2021.
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of Liberty Energy Inc.
**	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans’ annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 29, 2022.

Liberty Energy Inc.

By:	/s/ Christopher A. Wright
Christopher A. Wright Chief Executive Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Christopher A. Wright, Michael Stock and R. Sean Elliott, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below as of April 29, 2022.

Name	Title

/s/ Christopher A. Wright Christopher A. Wright	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Michael Stock Michael Stock	Chief Financial Officer (Principal Financial Officer)

/s/ Ryan T. Gosney Ryan T. Gosney	Chief Accounting Officer (Principal Accounting Officer)

/s/ Simon Ayat Simon Ayat	Director

/s/ Ken Babcock Ken Babcock	Director

/s/ Peter A. Dea Peter A. Dea	Director

Name	Title

/s/ William F. Kimble William F. Kimble	Director

/s/ James R. McDonald James R. McDonald	Director

/s/ Gale A. Norton Gale A. Norton	Director

/s/ Audrey Robertson Audrey Robertson	Director

/s/ Cary D. Steinbeck Cary D. Steinbeck	Director